QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2010

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	033-07591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On February 23, 2010, Georgia Power Company, acting for itself and as agent for Oglethorpe, Municipal Electric Authority of Georgia and the City of Dalton, Georgia (collectively, the Owners), and a consortium consisting of Westinghouse Electric Company LLP and Stone & Webster (collectively, the Consortium) entered into an amendment (the Amendment), to the Engineering, Procurement and Construction Agreement, dated April 8, 2008 (the Agreement), between the Owners and the Consortium, relating to the construction of two additional nuclear units at the Alvin W. Vogtle Electric Generating Plant (Vogtle Units No. 3 and No. 4). Under the Agreement, the Owners agreed to pay a purchase price that is subject to certain price escalation and adjustments, including certain index-based adjustments, as well as adjustments for change orders and performance bonuses. The Amendment, which the parties have agreed is subject to the approval of the Georgia Public Service Commission, replaces certain of the index-based adjustments to the purchase price with fixed escalation amounts.

        For additional information regarding the Agreement and the construction of Vogtle Units No. 3 and No. 4, see "OUR BUSINESS—Our Power Supply Resources—Future Power Resources—Plant Vogtle Units No. 3 and No. 4" in Oglethorpe's Prospectus, File No. 333-163764, filed on January 5, 2010.

Item 8.01    Other Events

        As previously discussed in filings with the Securities and Exchange Commission, Oglethorpe has been in negotiations with the U.S. Department of Energy to participate in a loan guarantee program to provide partial funding for the construction of Vogtle Units No. 3 and No. 4. On February 16, 2010, the Department of Energy offered Oglethorpe a Conditional Term Sheet that sets forth the general terms of the loan guarantee that would guarantee 70% of eligible project costs, not to exceed $3.057 billion. Oglethorpe has until May 17, 2010 to accept the terms of the Conditional Term Sheet. Oglethorpe will work with the Department of Energy to finalize the loan guarantee. Final approval and issuance of the loan guarantee by the Department of Energy is subject to receipt of the combined construction permits and operating licenses for Vogtle Units No. 3 and No. 4 from the Nuclear Regulatory Commission, negotiation of definitive agreements, completion of due diligence by the Department of Energy and satisfaction of other conditions. There can be no assurance that the Department of Energy will issue the loan guarantee for Oglethorpe.

        Oglethorpe's estimated total costs for its 30% interest in Vogtle Units No. 3 and No. 4, including allowance for funds used during construction, are approximately $4.2 billion. For additional information regarding the Department of Energy loan guarantee program and the anticipated financing of Vogtle Units No. 3 and No. 4, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Financing Activities—Department of Energy—Guaranteed Loans" in Oglethorpe's Prospectus, File No. 333-163764, filed on January 5, 2010.

Cautionary Note Regarding Forward-Looking Statements

        Certain statements contained in this Current Report on Form 8-K may include forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the timing of various regulatory and other actions, plans for new generation resources for Oglethorpe and projected construction budgets for Oglethorpe. Oglethorpe cautions that there are certain factors that may cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Oglethorpe; accordingly, there can be no assurance that such forecasted results will be realized. For a list of the factors that could cause actual results to differ materially from those anticipated by these forward-looking statements, see "RISK FACTORS" in Oglethorpe's Prospectus, File No. 333-163764, filed on January 5, 2010. Oglethorpe assumes no obligation to update any of the information contained herein.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION AN ELECTRIC MEMBERSHIP CORPORATION)
Date: February 28, 2010	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement
  Item 8.01 Other Events
SIGNATURES